EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-233472) of our report dated May 18, 2020, relating to the consolidated financial statements of urban-gro, Inc. and its subsidiaries as of December 31, 2019 and for each of the two years in the period ended December 31, 2019 and to all references to our firm included in this Annual Report filed with the U.S. Securities and Exchange Commission on May 18, 2020.

/S/ B F Borgers CPA PC

Lakewood, Colorado

May 18, 2020